EXHIBIT 2.1 - Form 8-K dated January 15, 2001

       UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                                FORM 8-K



                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report:  January 15, 2001




                 ELECTRONIC SYSTEMS TECHNOLOGY INC.
                      (A Washington Corporation)

                   Commission File no. 000-27793
            IRS Employer Identification no. 91-1238077

                       415 N. Quay St. #4
                      Kennewick  WA  99336
             (Address of principal executive offices)


Registrant's telephone number, including area code:(509) 735-9092































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ITEM 5.  OTHER EVENTS

The Company was informed on January 15, 2001 of the death of Company Director, Arthur W. Leighton. Mr. Leighton's death from respiratory difficulties was sudden and unexpected.

Mr. Leighton was an original director of the Company and was expected to participate on the Company's Audit Committee. The Company intends to operate the Audit Committee with two members until that time when a Director with the necessary expertise can be located to serve on both the Board of Directors and Audit Committee of the Company.
















































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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ T. L. KIRCHNER

By: T.L. Kirchner
President
Date: January 26, 2001